EXHIBIT 23.2

Consent of Trout, Ebersole, & Groff, LLP, Certified Public
Accountants
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                   CONSENT OF TROUT, EBERSOLE & GROFF, LLP,
                   CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Union National Financial Corporation of our report dated January 13, 2000 included in the 2000 Annual Report to Stockholders of Union National Financial Corporation.

     We also consent to the incorporation by reference in the Registration Statements No. 33-80093, 333-27837, and 333-80739,
of Union National Financial Corporation and in the related Prospectus of our report dated January 13, 2000 with respect to the consolidated financial statements of Union National Financial Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                /s/ Trout, Ebersole & Groff, LLP
                                Trout, Ebersole & Groff, LLP
                                Certified Public Accountants

March 26, 2001
Lancaster, Pennsylvania